Exhibit 99.1
PCTEL Posts $20.1 Million in Third Quarter Revenue from Continuing Operations
14 Percent Increase Over Same Period Last Year
Bloomingdale, IL October 27, 2008 — PCTEL, Inc. (NASDAQ: PCTI), a leader in propagation and optimization solutions for the wireless industry, announced results for the third quarter ended September 30, 2008.
The Company completed the sale of its Mobility Solutions Group (MSG) on January 4, 2008. The Company’s financial statements reflect MSG as a discontinued operation.
Third Quarter Financial Highlights — Continuing Operations (excludes MSG)
•	$20.1 million in revenue from continuing operations for the quarter, an increase of 14 percent over the same period last year.

•	Gross Profit Margin from continuing operations of 48%, versus 45% from the same period last year.

•	GAAP Operating Margin from continuing operations of 3% as compared to negative (1)% in the same period last year. The operating results of the third quarter this year include a $0.9 million impairment charge (4%) related to the sale of several antenna product lines during the quarter.

•	Non-GAAP Operating Margin from continuing operations of 15% versus 6% in the same period last year. The Company’s reporting of non-GAAP operating profit excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions.

•	GAAP net income from continuing operations of $10.9 million for the quarter, or $0.58 per diluted share, compared to a net income of $0.5 million, or $0.03 per share for the same period in 2007. The results from the third quarter this year include a $10 million benefit to the tax provision related to the reversal of a valuation allowance that the company had carried on its deferred tax assets. The company reversed the allowance as it believes its long term profit profile will reasonably assure the realization of those assets.

•	Non-GAAP net income from continuing operations of $2.6 million for the quarter, or $0.14 per diluted share compared to $1.8 million of net income, or $0.09 per diluted share, for the same period in 2007. The Company’s reporting of non-GAAP income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

•	$80 million of cash and investments at September 30, 2008, of which $13 million is classified as long term. The Company repurchased 503,000 shares of its common stock during the quarter at an average price of $9.92 under its recently announced 1.0 million share buyback program.

“Although WiMAX antenna sales are lower than expected, we were pleased with the performance of other product areas,” said Marty Singer, PCTEL’s Chairman and CEO. “The new product introductions that we announced in late September should give us some momentum in GPS, WiMAX, and new cellular opportunities as we move into 2009,” added Singer.
Third Quarter Financial Highlights — Discontinued Operations (MSG)
•	GAAP net income from discontinued operations of $157,000 in the third quarter 2008 represents an adjustment to accrued income tax related to the gain on sale of the Mobility Solutions Group recorded in the first quarter 2008. The Company excludes discontinued operations from its non-GAAP earnings.
PCTEL’s management team will discuss the Company’s results during its scheduled earnings teleconference today at 5:15 PM ET. Management will host the call from their corporate headquarters in Bloomingdale, Illinois.
CONFERENCE CALL / WEBCAST
The company will hold a conference call at 5:15 PM ET (4:15 PM CT) today, Monday, October 27, 2008 with Marty Singer, Chairman and Chief Executive Officer, and John Schoen, Chief Financial Officer. PCTEL will not be responding to inquiries regarding its financial results until the conference call. The session can be accessed by calling (866) 409-1564 (U.S. / Canada) or (913) 312-1264 (International), conference ID 7490917.
To listen via the Internet, please visit http://investor.pctel.com/events.cfm
REPLAY: A replay will be available for two weeks after the call on PCTEL’s web site at www.pctel.com or by calling (888) 203-1112 (U.S. / Canada) or (719) 457-0820 (International) conference ID 7490917.
About PCTEL
PCTEL, Inc. (NASDAQ: PCTI), is a global leader in propagation and optimization solutions for the wireless industry. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. PCTEL’s MAXRAD® antenna solutions address public safety applications, unlicensed and licensed wireless broadband, fleet management, and network timing. Its portfolio includes a broad range of antennas for WiMAX, Land Mobile Radio, GPS, telemetry, RFID, WiFi, indoor cellular, and mesh networks. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web site at: www.pctel.com.
PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s momentum and opportunities for growth in 2009 is a forward looking statement within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
For further information contact:

John Schoen	Jack Seller	Mary McGowan
CFO	Public Relations	Investor Relations
PCTEL, Inc.	PCTEL, Inc.	Summit IR Group
(630) 372-6800	(630)372-6800	(408) 404-5401
	jack.seller@pctel.com	mary@summitirgroup.com

PCTEL Inc.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	September 30,	December 31,
	2008	2007

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$53,681	$26,632
Short-term investment securities	13,969	38,943
Accounts receivable, net of allowance for doubtful	15,181	16,082
Inventories, net	9,330	9,867
Deferred tax assets, net	988	1,591
Prepaid expenses and other assets	2,316	1,800
Assets held for sale	485	—

Total current assets	95,950	94,915
PROPERTY AND EQUIPMENT, net	12,697	12,136
LONG-TERM INVESTMENT SECURITIES	12,662	—
GOODWILL	17,119	16,770
OTHER INTANGIBLE ASSETS, net	5,758	4,366
DEFERRED TAX ASSETS, net	3,175	4,863
OTHER ASSETS	834	1,022
ASSETS OF DISCONTINUED OPERATIONS	—	1,807

TOTAL ASSETS	$148,195	$135,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,437	$956
Accrued liabilities	5,220	8,403
Short term debt	—	107

Total current liabilities	6,657	9,466
LONG-TERM LIABILITIES	1,035	1,192
LIABILITIES OF DISCONTINUED OPERATIONS	—	654

Total liabilities	7,692	11,312

STOCKHOLDERS’ EQUITY:
Common stock	19	22
Additional paid-in capital	142,439	165,108
Accumulated deficit	(1,986)	(40,640)
Accumulated other comprehensive income	31	77

Total stockholders’ equity	140,503	124,567

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$148,195	$135,879

The accompanying notes are an integral part of these consolidated financial statements.

PCTEL, Inc.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
CONTINUING OPERATIONS
REVENUES	$20,087	$17,626	$58,661	$50,743
COST OF REVENUES	10,527	9,753	30,627	28,099

GROSS PROFIT	9,560	7,873	28,034	22,644

OPERATING EXPENSES:
Research and development	2,591	2,156	7,387	7,381
Sales and marketing	2,543	2,825	8,180	8,233
General and administrative	2,619	3,129	8,372	9,700
Amortization of other intangible assets	552	408	1,544	1,579
Restructuring charges	—	(152)	364	1,922
Impairment charge	882	—	882	—
Gain on sale of assets and related royalties	(200)	(250)	(600)	(750)

Total operating expenses	8,987	8,116	26,129	28,065

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	573	(243)	1,905	(5,421)
OTHER INCOME, NET	120	820	1,557	2,620

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES AND DISCONTINUED OPERATIONS	693	577	3,462	(2,801)
PROVISION (BENEFIT) FOR INCOME TAXES	(10,216)	34	(8,451)	612

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	10,909	543	11,913	(3,413)

DISCONTINUED OPERATIONS
NET INCOME FROM DISCONTINUED OPERATIONS,
NET OF TAX PROVISION	157	98	37,035	89

NET INCOME (LOSS)	$11,066	$641	$48,948	($3,324)

Basic Earnings per Share:
Income (Loss) from Continuing Operations	$0.60	$0.03	$0.61	($0.16)
Income from Discontinued Operations	$0.01	$0.00	$1.90	$0.00
Net Income (Loss)	$0.61	$0.03	$2.51	($0.16)

Diluted Earnings per Share:
Income (Loss) from Continuing Operations	$0.58	$0.03	$0.60	($0.16)
Income from Discontinued Operations	$0.01	$0.00	$1.87	$0.00
Net Income (Loss)	$0.59	$0.03	$2.48	($0.16)

Weighted average shares — Basic	18,164	20,823	19,525	20,981
Weighted average shares — Diluted	18,709	20,970	19,761	20,981
The accompanying notes are an integral part of these consolidated financial statements.

PCTEL, Inc.
Revenue & Gross Profit by Segment
(unaudited, in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
REVENUES:
Broadband Technology Group	$20,015	$17,302	$58,448	$50,144
Licensing	72	324	213	599

TOTAL REVENUES	20,087	17,626	58,661	50,743

GROSS PROFIT:
Broadband Technology Group	9,489	7,553	27,826	22,052
Licensing	71	320	208	592

TOTAL GROSS PROFIT	9,560	7,873	28,034	22,644

GROSS PROFIT %:
Broadband Technology Group	47.4%	43.7%	47.6%	44.0%
Licensing	98.6%	98.8%	97.7%	98.8%

TOTAL GROSS PROFIT %	47.6%	44.7%	47.8%	44.6%

Reconciliation GAAP To non-GAAP Results Of Operations
(unaudited, in thousands except per share information)
Reconciliation of GAAP operating income from continuing operations to non-GAAP operating income from continuing operations (a)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Operating Income (Loss) from Continuing Operations	$573	($243)	$1,905	($5,421)

(a) Add:
Amortization of other intangible assets	552	408	1,544	1,579
Restructuring charges	—	(152)	364	1,922
Impairment charge	882	—	882	—
Stock Compensation:
-Cost of Goods Sold	72	131	288	318
-Engineering	135	118	437	342
-Sales & Marketing	123	102	514	403
-General & Administrative	578	678	2,230	2,094

	2,342	1,285	6,259	6,658

Non-GAAP Operating Income	$2,915	$1,042	$8,164	$1,237

% of revenue	14.5%	5.9%	13.9%	2.4%
Reconciliation of GAAP net income from continuing operations to non-GAAP net income from continuing operations (b)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008		2007	2008 2007
Net Income (Loss) from Continuing Operations	$10,909	$543	$11,913	($3,413)

Add:
(a) Non-GAAP adjustment to operating loss	2,342	1,285	6,259	6,658
(b) Income Taxes	(10,692)	21	(9,977)	608

	(8,350)	1,306	(3,718)	7,266

Non-GAAP Net Income	$2,559	$1,849	$8,195	$3,853

Basic Earnings per Share:
Income from Continuing Operations	$0.14	$0.09	$0.42	$0.18

Diluted Earnings per Share:
Income from Continuing Operations	$0.14	$0.09	$0.41	$0.18

Weighted average shares — Basic	18,164	20,823	19,525	20,981
Weighted average shares — Diluted	18,709	20,970	19,761	21,636

This schedule reconciles the company’s GAAP operating income and GAAP net income from continuing operations to its non-GAAP operating income and non-GAAP net income from continuing operations. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.
(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges and the impairment charges
(b) These adjustments include the items described in footnote (a) as well as the non-cash income tax expense